UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 24, 2024

SPLASH BEVERAGE GROUP, INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

001-40471	34-1720075
(Commission File Number)	(IRS Employer Identification No.)

1314 East Las Olas Blvd, Suite 221 Fort Lauderdale, Florida 33316
(Address of Principal Executive Offices)

(954) 745-5815
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SBEV	NYSE American LLC
Warrants to purchase shares of common stock	SBEV-WT	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 24, 2024, the Board of Directors of Splash Beverage Group, Inc. (the “Company”) appointed Ms. Stacy McLaughlin to serve as Chief Financial Officer of the Company, effective as of the same date.

Prior to joining the Company, Ms. McLaughlin, 42, was the Chief Financial Officer of Material Technologies, Corp. from 2022 to 2023. From 2013 to 2021, Ms. McLaughlin was the Vice President and Chief Financial Officer of Willdan Group, Inc. (Willdan), and prior to that, she was their Compliance Manager from 2010 to 2013. During her tenure at Willdan, she was responsible for accounting and finance functions, SEC reporting, investor relations, treasury, and managed a follow-on equity offering. Prior to Willdan, Ms. McLaughlin was, from 2009 to 2010, Senior Associate at Windes & McClaughry Accountancy Corporation and, from 2004 to 2009, Senior Audit Associate at the public accounting firm KPMG LLP. Ms. McLaughlin has a Masters in Accounting from the University of Southern California and BS from the University of Arizona. Ms. McLaughlin is a Certified Public Accountant (CPA).

There is no family relationship between Ms. McLaughlin and any director or executive officer of the Company. There are no transactions between Ms. McLaughlin and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

There is no arrangement or understanding between Ms. McLaughlin and any other persons, pursuant to which she was selected as Chief Financial Officer. Ms. McLaughlin has not engaged in any transaction, or any currently proposed transaction, in which the Company was or is to be a participant and the amount involved exceeds $120,000, and in which any related person had or will have a direct or indirect material interest. There are no family relationships between Ms. McLaughlin and any director or executive officer of the Company.

In connection with Ms. McLaughlin’s employment as Chief Financial Officer of the Company, Ms. McLaughlin and the Company entered into an employment agreement (the “McLaughlin Employment Agreement”), dated as of January 22, 2024, effective as of January 24, 2024. Ms. McLaughlin will serve as Chief Financial Officer until the next meeting of stockholders, or until her earlier death resignation or removal.

The foregoing description of the McLaughlin Employment Agreement is qualified in its entirety by reference to the full text of the McLaughlin Employment Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein in its entirety by reference.

In connection with Ms. McLaughlin’s appointment as Chief Financial Officer, former Interim Chief Financial Officer, Fatima Dhalla, has resigned as the Interim Chief Financial Officer of the Company, effective January 19, 2024.

Item 9.01 Exhibits

Exhibit No.	Description
10.1	Employment Agreement, dated January 22, 2024, by and between the Company and Stacy McLaughlin
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

SPLASH BEVERAGE GROUP, INC.

Dated: January 30, 2024	By:	/s/ Robert Nistico
	Name:	Robert Nistico
	Title:	Chief Executive Officer